EXHIBIT 99.2

STANDSTILL AGREEMENT

This STANDSTILL AGREEMENT, dated November 10, 2005 (this “Agreement”), is by and among:

1.            SIFY LIMITED, a company incorporated under the laws of India and having its principal office at Tidel Park, 2nd Floor, No. 4 Canal Bank Road, Taramani, Chennai – 600 113 (the “Company”);

2.            Infinity Capital Ventures, L.P., a limited partnership organized and existing under the laws of the State of Delaware and having its office at 11601 Wilshire Boulevard, Suite 1900, Los Angeles, California 90025 (“Infinity Capital”); and

3.	Raju Vegesna, an individual resident in the United States (“Vegesna”).

Recitals:

(A)        The Company and Infinity Capital are parties to a Subscription Agreement, dated as of the date hereof (the “Subscription Agreement”), pursuant to which the Company will issue and sell to Infinity Capital, and Infinity Capital will acquire from the Company, 6,720,260 Equity Shares or ADSs upon the terms and subject to the conditions set forth therein (the “New Issue Equity Shares/ADSs”).

(B)        Concurrently with the execution of this Agreement and the Subscription Agreement, Satyam Computer Services Limited, a company incorporated under the laws of India and having its principal office at Satyam Technology Center, Bahadurpally Village, Qutbullapur Mandal, R.R. District — 500 855, Hyderabad, Andhra Pradesh, India (“Satyam”), is selling to Infinity Capital, and Infinity Capital is acquiring from Satyam, an aggregate of 11,182,600 ADSs (the “Satyam ADSs” and, together with the New Issue ADSs, the “Infinity Capital ADSs”).

(C)        Upon the terms and subject to the conditions set forth in this Agreement, Infinity Capital and Vegesna have agreed that neither Infinity Capital nor its Affiliates (including, without limitation, Vegesna) shall acquire, directly or indirectly, any additional Equity Shares, ADSs or other equity securities of the Company, whether or not the transactions contemplated by the Subscription Agreement are completed.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

1.1          As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:

“ADSs” means mean the American Depositary Shares, issued under the Deposit Agreement, dated October 18, 1999, as amended, by and among the Company, Citibank, N.A., as depositary, and the holders and beneficial owners of ADSs.

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“Affiliate” shall mean, with respect to a specified Person, any person that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified; provided, however, that for purposes of the beneficial ownership calculations herein (but not the test for affiliated directors), a natural person shall not be deemed an Affiliate of Vegesna solely due to his or her employment with ServerEngines, LLC.

“Commission” means the United States Securities and Exchange Commission.

“Equity Shares” means the ordinary equity shares, par value Rs.10 per share, of the Company as subdivided, consolidated or converted from time to time.

“Exchange Act” means the United States Securities and Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Person” means any individual, corporation, company, partnership, limited liability company, joint venture, association or trust of any other entity or organization.

ARTICLE II

FEDERAL SECURITIES LAWS

2.1          For so long as Vegesna is a director or officer of the Company, he agrees to comply with all policies of the Company applicable to all other directors and/or officers (as the case may be) involving the trading of securities of the Company, including standard trading window policies.

ARTICLE III

STANDSTILL

3.1          Each of Infinity Capital and Vegesna agree that none of Infinity Capital, Vegesna or any of their respective Affiliates or representatives, acting alone or as part of any group, will, directly or indirectly:

(a)       acquire or agree, offer, seek or propose to acquire, or cause to be acquired, ownership (including, but not limited to, beneficial ownership as defined in Rule 13d-3 under the Exchange Act) of Equity Shares, ADSs or any other equity securities or any assets of the Company, or any rights or options to acquire any such ownership (“Company Securities”);

(b)      form, join, or in any way participate in a “group” (within the meaning of Section 13d(3) of the Exchange Act) with respect to any Company Securities if the aggregate beneficial ownership of the members of the group exceeds 45% of the Company’s outstanding Equity Shares (determined under Rule 13d-3 under the Exchange Act but assuming the exercise, conversion or exchange of all outstanding options, warrants and other securities exercisable for, convertible into or exchangeable for Equity Shares);

(c)       arrange, or in any way participate in, any financing for the purchase of any Company Securities or assets or securities convertible or exchangeable into or exercisable for any Company Securities if the aggregate beneficial ownership of Infinity Capital, Vegesna and their respective Affiliates, together with the Company Securities directly or indirectly purchased through any such financing arranged by any of them, or in which any of them participate, exceeds 45% of the Company’s outstanding Equity Shares (determined under Rule 13d-3 under the Exchange Act but assuming the exercise, conversion or exchange of all outstanding options, warrants and other securities exercisable for, convertible into or exchangeable for Equity Shares);

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(d)      fail promptly to refer to the full Board of Directors any Person who expresses serious interest in engaging in any merger, acquisition, exchange offer or liquidation of the Company or any other acquisition of the Company or any other similar transaction (it being understood, however, that if discussions between Vegesna and a third party involve other topics but become a discussion involving a possible merger, acquisition, exchange offer or liquidation of the Company or any other acquisition of the Company or any other similar transaction, it shall not be a violation of this Agreement provided that Vegesna with reasonable promptness refers that inquiry to the full Board of Directors);

(e)       announce an intention to, make any public filing or enter into any discussion, negotiations, arrangements or understandings with any third party with respect to, any of the foregoing;

(f)	disclose any intention, plan or arrangement inconsistent with the foregoing; or

(g)      advise, assist or encourage any other Person in connection with any of the foregoing.

3.2	Notwithstanding the restrictions contained in Section 3.1 above:

(a)         Infinity Capital may purchase the Satyam ADSs and may purchase from the Company the New Issue Equity Shares/ADSs in accordance with the provisions of the Subscription Agreement; and

(b)         From and after the closing of the transactions contemplated by the Subscription Agreement or the termination of such agreement with its terms, Infinity Capital, Vegesna and their respective Affiliates may, collectively, acquire Company Securities (in addition to the Infinity Capital Equity Shares/ADSs described in the immediately preceding clause (a)), in the aggregate amount for all such Persons such that, at the time of acquisition, the aggregate beneficial ownership of all such Persons equals not more than 45% of the Company’s outstanding Equity Shares (determined under Rule 13d-3 under the Exchange Act but assuming the exercise, conversion or exchange of all outstanding options, warrants and other securities exercisable for, convertible into or exchangeable for Equity Shares).

3.3         A waiver of the restrictions contained in this Article III shall only be granted in accordance with the following procedures:

(a)       Should Vegesna or any Affiliate desire to (i) take an action prohibited by Section 3.1 (taking into account the exceptions set forth in Section 3.2) or (ii) purchase Company Securities in excess of that permitted by Section 3.2, a written submission shall be made to the Board of Directors of the Company stating the precise nature of the waiver under this Agreement that is sought, including the identity of the Persons involved. Such request shall be made in private and neither Vegesna nor any Affiliate shall directly or indirectly announce an intention to, make any public filing or enter into any discussion, negotiations, arrangements or understandings with respect to any such waiver. The determination whether or not to grant a waiver shall be made by the Board of Directors of the Company (with Vegesna and any Affiliate of Vegesna then a director abstaining from all such action and the related deliberations) in its sole discretion within 30-days of the receipt of the request for the waiver.

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(b)      In the event a waiver is sought under Section 3.3(a)(ii) but not granted, Vegesna may, at any time within 60 days after the related waiver was denied by the Company and upon 15 days advance written notice to the Company (which notice shall be confidential in the same manner as provided for in Section 3.3(a)), commence an open offer under Indian, United States and all other applicable securities, corporate and other laws to purchase all Equity Shares and ADS of the Company not then beneficially owned by Vegesna and his Affiliates which offer shall be (i) solely for cash, (ii) conducted in accordance with the tender offer provisions of the United States securities laws (including, without limitation, Section 14(d) of the Exchange Act) with respect to holders of ADSs; provided, however, that if an unrelated third party is then conducting a tender offer for all Equity Shares and related ADSs and such third party is not required to comply with such United States securities laws, then Vegesna and his Affiliates shall not be required to comply with such laws solely by operation of this Section 3.3(b)(ii), and (iii) conditioned upon the tender and purchase of not less than a majority of all Equity Shares of the Company (whether as such or represented by ADSs) held by all shareholders not affiliated with Vegesna as of the date the offer is commenced. All determinations regarding such offer (including, without limitation, whether to recommend that shareholders accept or reject such offer) shall be made by the Board of Directors of the Company (with Vegesna and any Affiliate of Vegesna then a director abstaining from all such action and the related deliberations) in its sole discretion.

3.4         Each of Infinity Capital and Vegesna agree that none of Infinity Capital, Vegesna or any of their respective Affiliates or representatives, acting alone or as part of any group, will, directly or indirectly, vote or fail to vote any Company Securities in their control in a manner that causes the Company to violate Sections 4350(c) or 4350(d) of the NASD Marketplace Rules (without regard to any “controlled company” exemption).

3.5         Upon request, the Company shall within two business days confirm to Vegesna the number of Equity Shares issued and outstanding for purposes of the calculating the amount of beneficial ownership under this Agreement.

ARTICLE IV

MISCELLANEOUS

4.1          Notices. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, telecopier, courier service or personal delivery:

(a)	if to the Company:

Sify Limited

Tidel Park, 2nd Floor

No. 4 Canal Bank Road, Taramani

Chennai - 600113

India

Telecopy: 91 44 2254 0851

Attention: R Ramaraj

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(b)	if to Infinity Capital or Vegesna:

c/o Infinity Capital

11601 Wilshire Boulevard

Suite 1900

Los Angeles, California 90025

USA

Attention: Amir Ohebsion, Esq.

All such notices, demands and other communications shall be deemed to have been duly given when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial courier service; and when receipt is mechanically acknowledged, if telecopied. Any party may by notice given in accordance with this Section 4.1 designate another address or Person for receipt of notices hereunder.

4.2          Successors and Assigns. Neither Infinity Capital nor Vegesna may assign any of its respective rights or obligations under this Agreement without the prior written consent of the Company. Except as provided for in Section 2.2, nothing herein shall restrict Infinity Capital or Vegesna, or any of their respective Affiliates, from entering into a transaction involving any sale by Infinity Capital or Vegesna of Company Securities. The restrictions set forth herein shall terminate with respect to any securities sold by Vegesna, Infinity Capital or any of their respective Affiliates to any third party that is not an Affiliate of Infinity Capital or Vegesna in a bona fide sale transaction in which no party restricted hereunder retains any direct or indirect beneficial interest in such securities.

4.3	Amendment and Waiver.

(a)           No failure or delay on the part of the Company, Infinity Capital or Vegesna in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the Company, Infinity Capital or Vegesna at law, in equity or otherwise.

(b)           Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by the Company, Infinity Capital or Vegesna from the terms of any provision of this Agreement, shall be effective (i) only if it is made or given in writing and signed by the Company (and approved by the Board of Directors of the Company, with Vegesna and any Affiliate of Vegesna then a director abstaining from all such action and the related deliberations), Infinity Capital and Vegesna in accordance with the procedures provided for in this Agreement and (ii) only in the specific instance and for the specific purpose for which made or given.

4.4          Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

4.5          Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

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4.6          GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF INDIA, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS TO LAW OF ANY JURISDICTION.

4.7          Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

4.8          Rules of Construction. Unless the context otherwise requires, references to sections or subsections refer to sections or subsections of this Agreement.

4.9          Entire Agreement. This Agreement is intended by the parties hereto as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, representations, warranties or undertakings, other than those set forth or referred to herein or therein. This Agreement supersedes all prior agreements and understandings between the parties hereto with respect to such subject matter.

4.10.       Enforcement; Remedies. The Company may, without limiting its remedies at law or in equity, enforce the restrictions contained in this Agreement through legends on Equity Shares/ADS certificates (solely to identify such as restricted securities), entries in its books and records, stop transfer instructions and similar remedies for the purposes of preventing the acquisition of Company Securities in contravention of this Agreement. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party hereunder will be deemed cumulative with and not exclusive of any other remedy conferred hereby or by law on such party, and the exercise of any one remedy will not preclude the exercise of any other. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court having jurisdiction.

4.11        Further Assurances. Each of the parties hereto shall execute such documents and perform such further acts (including, without limitation, obtaining any consents, exemptions, authorizations or other actions by, or giving any notices to, or making any filings with, any governmental authority or any other Person) as may be reasonably required or desirable to carry out or to perform the provisions of this Agreement.

4.12        Termination. The Agreement shall terminate at such time as Vegesna, Infinity Capital and their respective Affiliates no longer beneficially own 10% or more of the Company’s outstanding Equity Securities (determined under Rule 13d-3 under the Exchange Act).

(Signature page follows)

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IN WITNESS WHEREOF, the undersigned have executed, or have caused to be executed, this Standstill Agreement on the date first written above.

SIFY LIMITED

By: /s/ R. Ramaraj

Name: R. Ramaraj

Title: CEO and Managing Director

INIFINITY CAPITAL VENTURES, L.P.

By: Infinity Capital Management, LLC,

Its General Partner

By: /s/ Raju Vegesna

Name: Raju Vegesna

Title: Member

VEGESNA

/s/ Raju Vegesna

Raju Vegesna

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